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                                                                  Exhibit 23.1



CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-69957 of Burnham Pacific Properties, Inc. on Form S-3 of our reports dated February 12, 1998 appearing in the Annual Report on Form 10-K of Burnham Pacific Properties, Inc. for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
San Diego, California
February 23, 1999